Exhibit 10.1

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT dated as of March 16, 2010 (this “Amendment Agreement”), among HUGHES NETWORKS SYSTEMS, LLC (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, and together with its successors in such capacity, the “Administrative Agent”), BARCLAYS CAPITAL, as syndication agent, the lenders party hereto (the “Lenders”), and the other parties hereto, to the Credit Agreement dated as of April 22, 2005, as amended and restated as of June 27, 2005, and as further amended and restated as of April 13, 2006 (the “Existing Credit Agreement”), among the Borrower, the lenders from time to time party thereto, BEAR, STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity and together with its successors in such capacity, the “Existing Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent, and BEAR, STEARNS & CO. INC. and MORGAN STANLEY SENIOR FUNDING, INC. as joint lead arrangers and joint book managers.

A.  The Borrower and the Existing Administrative Agent, among others, are parties to the Existing Credit Agreement.

B.  The Borrower has requested that the Existing Credit Agreement be amended and restated as set forth herein to, among other things, extend the Revolving Facility Maturity Date and permit the debt financing extended by or guaranteed by COFACE (such financing the “COFACE Financing”) to be incurred to finance certain services in connection with the launch of a satellite of the Borrower and/or its Subsidiaries and the grant of liens on the proceeds of certain related launch insurance of the Borrower and/or its Subsidiaries (including any replacement or supplemental satellite launch insurance) to secure such COFACE Financing.

C.  To accomplish the foregoing and to make certain other changes to the terms of the Existing Credit Agreement, the Borrower and the Lenders whose signatures appear below, who upon the occurrence of the Third Restatement Effective Date shall constitute all Lenders, desire to amend and restate the Existing Credit Agreement in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (together with all annexes, exhibits and schedules thereto, the “Restated Credit Agreement”).

D.  The amendment and restatement of the Existing Credit Agreement evidenced by the Restated Credit Agreement is subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 3 hereof and shall become effective as provided in Section 3 hereof.

E.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment and Restatement of the Existing Credit Agreement.  The parties hereto agree that the Existing Credit Agreement (including all annexes, exhibits and schedules thereto) shall be amended and restated in its entirety on the Third Restatement Effective Date such that, on the Third Restatement Effective Date, the terms set forth in the Restated Credit Agreement shall replace the terms of the Existing Credit Agreement.  As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit

Agreement.  Without limiting the foregoing, upon the effectiveness of this Amendment Agreement on the Third Restatement Effective Date the Commitments of the Lenders will be as set forth on Schedule 2.01 to the Restated Credit Agreement.

SECTION 2. Representations and Warranties.  To induce the other parties hereto to enter into this Amendment Agreement, the Borrower represents and warrants to the other parties hereto that, as of the Third Restatement Effective Date:

(a) This Amendment Agreement has been duly authorized, executed and delivered by the Borrower and each of this Amendment Agreement and the Restated Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

(b) The representations and warranties set forth in the Restated Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Third Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(c) No Default or Event of Default has occurred and is continuing.

SECTION 3. Conditions of Effectiveness of the Restated Credit Agreement.  The Restated Credit Agreement shall become effective on the date (the “Third Restatement Effective Date”) on which:

(a) The Administrative Agent shall have received duly executed and delivered counterparts of this Amendment Agreement that, when taken together, bear the signatures of the Borrower and all of the Lenders.

(b) Each of the conditions in Section 4.02 of the Restated Credit Agreement shall have been satisfied or waived in accordance with the Restated Credit Agreement.

(c) Bank of America, N.A., (“Bank of America”) shall have received a letter of credit addressed to it as beneficiary, and reasonably satisfactory in form and substance to it, issued by JPMorgan Chase Bank, N.A. (collectively, the “JPM Letter of Credit”), which JPM Letter of Credit has been issued to back-stop the aggregate amount of all Letters of Credit (as defined in the Existing Credit Agreement) issued by Bank of America as Issuing Bank (as defined in the Existing Credit Agreement) and outstanding on and as of the Third Restatement Effective Date (collectively, the “Bank of America Letters of Credit”).

(d) Bank of America shall have received all fees, interest and other amounts payable to it in its capacity as a Lender accrued under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) to the date on which the conditions in clauses (a), (b) and (c) have been met and the amendment and restatement hereunder shall become effective to the extent that such amounts (other than principal and interest due on any Loan) shall have been invoiced prior to such date.

SECTION 4. Effect of Amendment Agreement and Restated Credit Agreement.  (a)  Except as expressly set forth herein or in the Restated Credit Agreement, this Amendment Agreement and the Restated Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or the Restated Credit Agreement or any other provision of the Existing Credit Agreement, the Restated Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as modified hereby.  Nothing herein shall be deemed to entitle the Borrower or any other Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Restated Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On the Third Restatement Effective Date, the Existing Credit Agreement (including all annexes, exhibits and schedules attached thereto) shall be amended and restated in the form of the Restated Credit Agreement attached hereto as Exhibit A.  The parties hereto acknowledge and agree that (i) this Amendment Agreement, the Restated Credit Agreement and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Credit Agreement Obligations” (as defined in the Loan Documents) under the Existing Credit Agreement as in effect prior to the Third Restatement Effective Date; (ii) such “Credit Agreement Obligations” are in all respects continuing (as amended and restated by the Restated Credit Agreement) with only the terms thereof being modified to the extent provided in the Restated Credit Agreement; and (iii) the Liens and security interests as granted under the Security Documents securing payment of such “Credit Agreement Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Credit Agreement Obligations”.

(c) Notwithstanding anything herein or in the Restated Credit Agreement to the contrary, the provisions of Section 8 (with respect to Bear Stearns Corporate Lending Inc. only) and Section 9.05 of the Existing Credit Agreement, as extant prior to giving effect to the amendment and restatement contemplated herein, shall inure, both before and after giving effect to such amendment and restatement, to the benefit of (i) Bear Stearns Corporate Lending Inc. in its capacity as Administrative Agent, respectively, under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Existing Credit Agreement and such other Loan Documents, and in connection with the transitioning of the role of Administrative Agent to JPMorgan Chase Bank, N.A.; and (ii) Bank of America, N.A., in its capacity as Issuing Bank under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), as to any actions taken or omitted to be taken by it while it was Issuing Bank under the Existing Credit Agreement and such other Loan Documents, and in connection with the transitioning of the role of Issuing Bank to JPMorgan Chase Bank, N.A.  In addition, it is understood and agreed by all parties hereto that Bear Stearns Corporate Lending Inc. (i) is entering into this Amendment Agreement solely for the purpose of its replacement as Administrative Agent and shall not incur any obligations or liabilities under the Restated Credit Agreement or this Amendment Agreement in any capacity and (ii) shall be replaced, pursuant to this Amendment Agreement as set forth in the Restated Credit Agreement, as Administrative Agent by JPMorgan Chase Bank N.A., such replacement effective as of the Third Restatement Effective Date.  It is further understood and agreed by all parties hereto that Bank of America, N.A. (i) is entering into this Amendment Agreement solely for the purpose of its replacement as Issuing Bank (as to any Letters of Credit to be issued on and after the Third Restatement Effective Date) and shall not incur any obligations or liabilities under the Restated Credit Agreement or this Amendment Agreement in any capacity, and (ii) shall continue to enjoy the rights and remedies of an Issuing Bank as to any Letters of

Credit issued by it, and that will remain outstanding after the Third Restatement Effective Date, under the indemnification and expense reimbursement provisions and the provisions relating to the exculpation from or limitation of liability of the Issuing Bank of the Restated Credit Agreement, as if such Letters of Credit are Letters of Credit under the Restated Credit Agreement.

(d) This Amendment Agreement shall constitute a Loan Document for all purposes of the Restated Credit Agreement and shall be administered and construed pursuant to the terms of the Restated Credit Agreement (including, without limitation, Article IX thereof).

SECTION 5. Filings.  The Borrower hereby undertakes to amend, promptly following the Third Restatement Effective Date, all filings and recordations (including without limitation, Uniform Commercial Code financing statements) which have previously been effected to perfect the Liens granted under the Loan Documents, so as to replace the name of Bear Stearns Corporate Lending Inc. (or any predecessor name), as Administrative Agent, on such filings and recordations with the name of JPMorgan Chase Bank, N.A., as Administrative Agent under the Restated Credit Agreement.

SECTION 6. Counterparts.  This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings.  The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective officers as of the day and year first above written.

HUGHES NETWORKS SYSTEMS, LLC

By:	/s/ Dean Manson
Name:	Dean A. Manson
Title:	Sr. Vice President, General Counsel and Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank and Lender

By:	/s/ Christophe Vohmann
Name:	Christophe Vohmann
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Joint Lead Arranger and Sole Lead Bookrunner

By:	/s/ Jacob Steinberg
Name:	Jacob Steinberg
Title:	Executive Director

BARCLAYS BANK PLC, as Syndication Agent, Joint Lead Arranger and Lender

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

Accepted and Agreed:

BEAR STEARNS CORPORATE LENDING INC.

By: JPMorgan Chase Bank, N.A., authorized signatory

By:	/s/ Christophe Vohmann
Name:	Christophe Vohmann
Title:	Executive Director

Accepted and Agreed:

BANK OF AMERICA, N.A.

By:	/s/ Robert Klawinski
Name:	Robert Klawinski
Title:	Senior Vice President